Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

      TRUSTEES:                                                                  Telephone (214) 969-5530                                                     ROY THOMAS
  Maurice Meyer III                                                                                                                                                              General Agent
       Joe R. Clark
   John R. Norris III                                                                                                                                                          DAVID M. PETERSON
                                                                                                                                                                                          Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS — UNAUDITED

	Three Months Ended
	December 31, 2005	December 31, 2004

Rentals, royalties and other income	$3,526,716	$2,566,896

Land sales	713,368	105,600

Total income	$4,240,084	$2,672,496

Provision for income tax	$876,035	$488,307

Net income	$2,181,008	$1,331,302

Net income per sub-share	$1.01	$.61

Average sub-shares outstanding during period	2,162,642	2,197,175

	Year Ended
	December 31, 2005	December 31, 2004

Rentals, royalties and other income	$11,707,525	$8,863,384

Land sales	3,700,116	20,277,226

Total income	$15,407,641	$29,140,610

Provision for income tax	$3,660,141	$8,359,477

Net income	$8,512,587	$17,412,958

Net income per sub-share	$3.92	$7.89

Average sub-shares outstanding during period	2,172,931	2,208,190